MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

A special meeting of shareholders of the Dodge & Cox Funds (the Funds), including the Dodge & Cox Stock Fund (Stock Fund), Dodge & Cox International Stock Fund (International Stock Fund), Dodge & Cox Balanced Fund (Balanced Fund) and Dodge & Cox Income Fund (Income Fund), was held on April 17, 2007. The meeting was adjourned in order to permit shareholders further time to respond to the solicitation of proxies and was reconvened on April 27, 2007. At the meeting the proposals to amend the Funds' fundamental investment restrictions listed below were approved. The following is a report of the total votes cast by the Funds' shareholders:


PROPOSALS
--------------------------------------------------------------------------------
1. Amend each Fund's fundamental investment restrictions with respect to the percentage of each Fund's assets that are subject to diversification requirements

                                           FOR             AGAINST              ABSTAIN               TOTAL
------------------------------------------------------------------------------------------------------------
Stock Fund                         199,406,974          15,579,846            8,763,681         223,750,501
------------------------------------------------------------------------------------------------------------
International Stock Fund           381,928,794          22,862,728           12,339,540         417,131,062
------------------------------------------------------------------------------------------------------------
Balanced Fund                      143,692,794           9,933,207            7,631,399         161,257,400
------------------------------------------------------------------------------------------------------------
Income Fund                        483,241,902          15,836,087           22,631,539         521,709,528
------------------------------------------------------------------------------------------------------------

2a. Amend each Fund's fundamental investment restrictions with respect to investments in real estate


                                           FOR             AGAINST              ABSTAIN               TOTAL
------------------------------------------------------------------------------------------------------------
Stock Fund                         202,647,924          10,861,276           10,241,304         223,750,504
------------------------------------------------------------------------------------------------------------
International Stock Fund           386,367,821          18,369,126           12,394,238         417,131,185
------------------------------------------------------------------------------------------------------------
Balanced Fund                      145,281,308           8,363,515            7,613,323         161,258,146
------------------------------------------------------------------------------------------------------------
Income Fund                        482,163,291          16,783,128           22,763,113         521,709,532
------------------------------------------------------------------------------------------------------------


2b. Amend each Fund's fundamental investment restrictions with respect to investments in commodities and commodity contracts

                                           FOR             AGAINST              ABSTAIN               TOTAL
------------------------------------------------------------------------------------------------------------
Stock Fund                         201,967,285          12,823,310            8,959,906         223,750,501
------------------------------------------------------------------------------------------------------------
International Stock Fund           376,666,512          27,943,423           12,521,251         417,131,186
------------------------------------------------------------------------------------------------------------
Balanced Fund                      142,717,198          10,700,365            7,840,586         161,258,149
------------------------------------------------------------------------------------------------------------
Income Fund                        479,354,986          19,246,198           23,108,345         521,709,529
------------------------------------------------------------------------------------------------------------

3. Amend each Fund's fundamental investment restrictions with respect to making loans

                                           FOR             AGAINST              ABSTAIN               TOTAL
------------------------------------------------------------------------------------------------------------
Stock Fund                         203,031,891          11,676,137            9,042,475         223,750,503
------------------------------------------------------------------------------------------------------------
International Stock Fund           374,253,082          30,154,489           12,723,613         417,131,184
------------------------------------------------------------------------------------------------------------
Balanced Fund                      142,864,260          10,542,879            7,851,006         161,258,145
------------------------------------------------------------------------------------------------------------
Income Fund                        477,077,234          21,348,926           23,283,372         521,709,532
------------------------------------------------------------------------------------------------------------

4. Eliminate each Fund's fundamental investment restrictions with respect to investments in oil, gas and mineral leases or other mineral exploration or development programs

                                           FOR             AGAINST              ABSTAIN               TOTAL
------------------------------------------------------------------------------------------------------------
Stock Fund                         200,479,179          12,937,848           10,333,472         223,750,499
------------------------------------------------------------------------------------------------------------
International Stock Fund           376,863,352          27,928,718           12,339,113         417,131,183
------------------------------------------------------------------------------------------------------------
Balanced Fund                      143,523,945           9,718,084            8,016,121         161,258,150
------------------------------------------------------------------------------------------------------------
Income Fund                        472,901,002          26,048,803           22,759,730         521,709,535
------------------------------------------------------------------------------------------------------------

5. Amend each Fund's fundamental investment restrictions with respect to borrowing and issuing senior securities


Dodge & Cox                                FOR             AGAINST              ABSTAIN               TOTAL
------------------------------------------------------------------------------------------------------------
Stock Fund                         200,893,655          13,783,940            9,072,770         223,750,365
------------------------------------------------------------------------------------------------------------
International Stock Fund           372,964,336          31,271,941           12,894,899         417,131,176
------------------------------------------------------------------------------------------------------------
Balanced Fund                      141,093,892          12,194,474            7,969,749         161,258,115
------------------------------------------------------------------------------------------------------------
Income Fund                        468,040,588          30,215,379           23,453,566         521,709,533
------------------------------------------------------------------------------------------------------------